Exhibit 99.1

FOR IMMEDIATE RELEASE

ANI Pharmaceuticals Appoints Experienced Pharmaceutical Executives, Jeanne Thoma and Antonio “Tony” Pera to Board of Directors

Additions reflect ANI’s commitment to broaden pharmaceutical industry experience on Board

BAUDETTE, Minn., August 6, 2020 – ANI Pharmaceuticals, Inc. (“ANI” or the “Company”) (Nasdaq: ANIP) today announced the appointments of Jeanne Thoma, President and Chief Executive Officer of SPI Pharma, Inc. and Antonio (“Tony”) Pera, former President of Par Pharmaceutical to the ANI Pharmaceuticals Board of Directors. These appointments are effective immediately and increase ANI’s Board of Directors to seven members, including Nikhil Lalwani, who will join the Board next month when he starts as President and CEO of the Company on September 8, 2020.

These appointments represent a continuation of ANI’s efforts to broaden the scope of industry experience on the Board of Directors, as well as to bring forth more unique perspectives through enhanced diversity.

“As we pursue our dual goals of expanding the pharmaceutical industry expertise and broadening the diversity of our Board of Directors, we are pleased to welcome Jeanne and Tony to ANI. Jeanne brings demonstrated product development and commercialization success including extensive experience in pharmaceutical operations and pharmaceutical supply chain experience. Her talent for process innovation and optimization will help to guide our future growth. Tony’s strong background in generics sales, marketing, operations and significant product launch experience further adds to the Board’s depth. With the addition of our new President and CEO, Nikhil Lalwani, ANI is well positioned for future growth,” stated Patrick D. Walsh, Chairman of the Board of Directors.

“We greatly value the feedback shared with us and are committed to responding to the concerns raised by our stockholders during the 2020 annual meeting season, which included a commitment to diversity on our Board,” concluded Walsh.

Ms. Thoma is currently President and CEO of SPI Pharma Inc., a global pharmaceuticals ingredients company and an innovative solutions provider of ingredients and drug delivery systems. During her 30-year career, she has successfully built high-performing businesses that are agile, innovative and consistently deliver results. Prior to SPI, Ms. Thoma held positions of increasing responsibility at Lonza AG, a Switzerland-based biotech company, most recently as President and COO of the Microbial Control Business Sector. Prior to joining Lonza, Ms. Thoma spent 14 years at BASF Corp. in the Pharma Solutions business where she held various leadership positions in Sales, Marketing and Operations. Ms. Thoma is a member of the Board of Advisors for the Drug Chemical and Associated Technologies Association (DCAT).

Mr. Pera is a seasoned pharmaceutical industry leader with 40 years of experience. He retired as President of Par Pharmaceutical, the fifth-largest generic manufacturer in the United States, which is now part of Endo International, plc. Prior to Par, Mr. Pera held leadership positions at AmerisourceBergen, American Pharmaceuticals Partners, Bedford Laboratories, a division of Ben Venue Laboratories, and Baxter Healthcare. His breadth of experience spans sales, marketing, supply chain operations, and licensing, and he has played a pivotal role in the successful growth and commercialization efforts at several successful pharma entities.

About ANI

ANI Pharmaceuticals, Inc. is an integrated specialty pharmaceutical company developing, manufacturing, and marketing branded and generic prescription pharmaceuticals. The Company's targeted areas of product development currently include narcotics, oncolytics (anti-cancers), hormones and steroids, and complex formulations involving extended release and combination products. For more information, please visit our website www.anipharmaceuticals.com.

Forward-Looking Statements

To the extent any statements made in this release deal with information that is not historical, these are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, those relating to the future growth of the Company and other statements that are not historical in nature, particularly those that utilize terminology such as “anticipates,” “will,” “expects,” “plans,” “potential,” “future,” “believes,” “intends,” “continue,” other words of similar meaning, derivations of such words and the use of future dates.

Uncertainties and risks may cause the Company's actual results to be materially different than those expressed in or implied by such forward-looking statements. Uncertainties and risks include, but are not limited to, the risk that the Company may face with respect to onboarding and integrating the additions to the Board and management team; implementing its strategic and tactical plans; importing raw materials; competition from other products; acquisitions; contract manufacturing arrangements; delays or failure in obtaining product approval from the U.S. Food and Drug Administration; general business and economic conditions, including the ongoing impact of COVID-19; market trends; products development; regulatory and other approvals and marketing.

More detailed information on these and additional factors that could affect the Company's actual results are described in the Company's filings with the Securities and Exchange Commission ("SEC"), including its most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as well as other filings with the SEC. All forward-looking statements in this news release speak only as of the date of this news release and are based on the Company's current beliefs, assumptions, and expectations. The Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact
Investor Relations:
Lisa M. Wilson, In-Site Communications, Inc.
T: 212-452-2793
E: lwilson@insitecony.com

SOURCE: ANI Pharmaceuticals, Inc.